SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

MUNDER SERIES TRUST

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

IMPORTANT NOTICE

The Munder Funds

480 Pierce Street

Birmingham, MI 48009

October 31, 2007

RE: Special Meeting of Shareholders of the Munder @Vantage Fund

Dear Valued Shareholder:

Recently we sent you proxy materials seeking a vote on the proposed merger of the Munder @Vantage Fund into the Munder Internet Fund. In order to act on this proposal at the December 6th Special Meeting of Shareholders, we need sufficient voting participation to satisfy legal requirements. So far, we have received voting instructions from many shareholders, but as of the date of this letter our records indicate that you have not yet cast a proxy vote. Please help us. We need your vote before December 6th. Your vote is critical to the outcome of this meeting regardless of how many shares you own.

As indicated in the Proxy Statement/Prospectus, which was previously mailed to you, the Board of Trustees believes you will benefit from the proposed merger by, among other things, gaining substantially increased liquidity through owning shares of the Munder Internet Fund, which can be purchased, redeemed or exchanged on any business day. If you need another copy of the Proxy Statement/Prospectus, have any proxy-related questions, or wish to vote your proxy by phone, please call 1-800-331-7487 for assistance.

However you choose to vote, your vote matters and will help us obtain the required number of votes to act on the proposal. Please take a moment to cast your vote today. Thank you for your participation.

Sincerely,

John S. Adams

President and Principal Executive Officer

The Munder Funds

Please take a moment now to cast your vote using one of the options listed below:

1.	Vote by Phone. Cast your vote by calling our toll-free proxy hotline at 1-800-331-7487. Representatives are available to record your vote Monday through Friday 9:00 a.m. to 10:00 p.m. Eastern Time.

2.	Vote by Touch-Tone Phone. Cast your vote by telephone by calling the toll-free number found on the enclosed proxy ballot(s).

3.	Vote via the Internet. Cast your vote by logging onto the Internet address located on the enclosed proxy ballot(s) and following the instructions on the website.

4.	Vote by Mail. Cast your vote by signing, dating and mailing the enclosed proxy ballot in the postage-prepaid return envelope provided. Please allow enough time so that your vote will be received no later than December 6, 2007.

IMPORTANT NOTICE

The Munder Funds

480 Pierce Street

Birmingham, MI 48009

October 31, 2007

RE: Special Meeting of Shareholders of the Munder @Vantage Fund

Dear Valued Shareholder:

Recently we sent you proxy materials seeking a vote on the proposed merger of the Munder @Vantage Fund into the Munder Internet Fund. In order to act on this proposal at the December 6th Special Meeting of Shareholders, we need sufficient voting participation to satisfy legal requirements. So far, we have received voting instructions from many shareholders, but as of the date of this letter our records indicate that you have not yet cast a proxy vote. Please help us. We need your vote before December 6th. Your vote is critical to the outcome of this meeting regardless of how many shares you own.

As indicated in the Proxy Statement/Prospectus, which was previously mailed to you, the Board of Trustees believes you will benefit from the proposed merger by, among other things, gaining substantially increased liquidity through owning shares of the Munder Internet Fund, which can be purchased, redeemed or exchanged on any business day. If you need another copy of the Proxy Statement/Prospectus, or have any proxy-related questions, please call 1-800-331-7487 for assistance.

However you choose to vote, your vote matters and will help us obtain the required number of votes to act on the proposal. Please take a moment to cast your vote today. Thank you for your participation.

Sincerely,

John S. Adams

President and Principal Executive Officer

The Munder Funds

Please take a moment now to cast your vote using one of the options listed below:

1.	Vote by Touch-Tone Phone. Cast your vote by telephone by calling the toll-free number found on the enclosed proxy ballot(s).

2.	Vote via the Internet. Cast your vote by logging onto the Internet address located on the enclosed proxy ballot(s) and following the instructions on the website.

3.	Vote by Mail. Cast your vote by signing, dating and mailing the enclosed proxy ballot in the postage-prepaid return envelope provided. Please allow enough time so that your vote will be received no later than December 6, 2007.